UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

The Commerce Group, Inc.
_______________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: _____________________________

	2)	Aggregate number of securities to which transaction applies: _____________________________

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________

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	5)	Total fee paid: _____________________________

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	4)	Date Filed: _____________________________

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The Commerce Group, Inc.
211 MAIN STREET
WEBSTER, MASSACHUSETTS 01570
(508) 943-9000

April 13, 2007

To Our Stockholders:

      I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of The Commerce Group, Inc., which will be held at 9:00 a.m. on Friday, May 18, 2007, at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts.

The accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's Annual Meeting.

      If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

      Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Cordially,

Gerald Fels
Chief Executive Officer


The Commerce Group, Inc.
211 Main Street
Webster, MA 01570
(508) 943-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2007

April 13, 2007

To Our Stockholders:

      You are cordially invited to attend the 2007 Annual Meeting of Stockholders of The Commerce Group, Inc. (the Company) at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts at 9:00 a.m. on Friday, May 18, 2007. The meeting is called for the purpose of considering and acting upon:

1.	A proposal to fix at 15 the number of directors of the Company and to elect such directors.

2.	Ratification of the Audit Committee's appointment of independent registered public accounting firm for 2007.

3.	The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on March 23, 2007 was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

      We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed proxy card in the postpaid envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the meeting.

By Order of the Board of Directors

James A. Ermilio
Secretary



THE COMMERCE GROUP, INC.
211 Main Street
Webster, MA 01570
(508) 943-9000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2007

GENERAL INFORMATION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Commerce Group, Inc. (the Company). The proxies will be used at the Annual Meeting of the Stockholders of the Company on Friday, May 18, 2007, at 9:00 a.m. at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts and at any adjournment or adjournments thereof (the Annual Meeting). The Company's Annual Report to Stockholders and Form 10-K, containing the Company's financial statements as of and for the year ended December 31, 2006, and the report of the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, thereon is being mailed with this Proxy Statement to the Company's stockholders of record at the close of business on March 23, 2007. The Company mailed this Proxy Statement and the enclosed form of proxy on or about April 17, 2007.

VOTES REQUIRED

      A form of proxy is enclosed. Unless contrary instructions are indicated on the proxy, or the proxy is revoked, all shares represented by each proxy received will be voted FOR: (1) a proposal to fix at 15 the number of directors of the Company and the election of the nominees for director named on page 13; and, (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2007. If you specify a different choice by means of your proxy, the shares represented by your proxy will be voted as specified. You may revoke your proxy at any time before the proxy is exercised by filing with the Secretary of the Company, or its transfer agent, a written notice of revocation or by delivering to the Company, or its transfer agent, a duly executed proxy bearing a later date. If you attend the Annual Meeting in person, you will not have revoked your proxy, unless you vote your shares in person.

      So long as a quorum is present at the Annual Meeting, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. There is no cumulative voting in the election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election of directors. Broker non-votes and shares represented by any proxy as to which the vote for each director nominee has been withheld will be treated as shares present or represented at the Annual Meeting for quorum purposes. The affirmative vote of the majority of the votes cast is required to ratify the appointment of the Company's independent registered accounting firm. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum but will not be counted in determining the number of votes cast in connection with the ratification. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy. Brokers, however, may vote on the election of directors and other routine matters without receiving instructions from their customers.)

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Only the holders of record of shares of Common Stock at the close of business on March 23, 2007, will be entitled to receive notice of and to vote at the Annual Meeting.

      At the close of business on March 23, 2007, there were 65,844,024 shares of Common Stock outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the books of the Company as of that date.

COST OF SOLICITATION

      The cost of soliciting proxies for the Annual Meeting will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company without additional compensation in person or by telephone. The Company will use the services of Georgeson Inc. to aid in the solicitation of proxies at a fee of $5,000 plus expenses. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of March 23, 2007, with respect to the beneficial ownership of shares of the Company's Common Stock by the following individuals: (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of such stock; (b) the Company's directors and nominees; (c) each of the executive officers named in the Summary Compensation Table; and (d) all of the Company's directors and executive officers as a group. The information in the table and in the related notes has been furnished by or on behalf of the indicated owners.

Name and Address of Beneficial Owner		Amount of Shares Beneficially Owned(1)		Percentage of Shares(1)

(a)	Security ownership of certain beneficial owners:

	The Commerce Group, Inc.	6,093,445		9.3%
	Employee Stock Ownership Plan
	211 Main Street
	Webster, MA 01570

	Barclays Global Investors, NA and affiliates	3,813,437	(2)	5.6%
	45 Fremont Street
	San Francisco, CA 94105

(b)	Security ownership of directors and nominees:

	Randall V. Becker	234,712	(3)	*
	Joseph A. Borski, Jr.	143,849	(4)	*
	Eric G. Butler	358,856	(5)	*
	Henry J. Camosse	149,004	(6)	*
	Gerald Fels	1,043,734	(7)	1.6%
	David R. Grenon	613,926	(8)	*

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Name and Address of Beneficial Owner		Amount of Shares Beneficially Owned(1)		Percentage of Shares(1)

	Robert W. Harris	216,502	(9)	*
	John J. Kunkel	2,030,888	(10)	3.1%
	Raymond J. Lauring	1,564,312	(11)	2.4%
	Normand R. Marois	369,215	(12)	*
	Suryakant M. Patel	811,966	(13)	1.2%
	Arthur J. Remillard, Jr.	976,149	(14)	1.5%
	Arthur J. Remillard, III	1,154,735	(15)	1.8%
	Regan P. Remillard	614,228	(16)	*
	Gurbachan Singh	456,669	(17)	*
	John W. Spillane	1,520,368	(18)	2.3%

(c)	Security ownership of Named Executive Officers:

	Arthur J. Remillard, Jr.	976,149	(14)	1.5%
	Gerald Fels	1,043,734	(7)	1.6%
	James A. Ermilio	25,029	(19)	*
	Arthur J. Remillard, III	1,154,735	(15)	1.8%
	Randall V. Becker	234,712	(3)	*
	John W. Hawie	38,428	(20)	*

(d)	All executive officers and directors	12,422,345	(21)	18.9%
	as a group (24 persons)

*	Percentage of shares is less than 1%.
(1)

The indicated shares are those as to which the beneficial owner has sole voting and investment power except as follows. Shares held by the Company's Employee Stock Ownership Plan (the ESOP) and allocated to participant accounts are voted as directed by the account holders. Shares for which no voting instructions are received from the account holders and all other shares not allocated to participants are voted in the same proportion as shares for which voting instructions are received unless the ESOP's administrative committee, which is a fiduciary subject to certain duties imposed by the Employee Retirement Income Security Act (ERISA) determines that voting such shares in such proportions would violate the provisions of Part 4 of Title I of ERISA. ESOP participants who are current employees of the Company or its subsidiaries and who are 100% vested in their ESOP accounts can annually elect to transfer out of the ESOP up to 100% of their allocated Company stock in the form of an eligible rollover distribution into another eligible retirement plan, such as a qualified individual retirement arrangement described in Section 408 of the Internal Revenue Code. Shares totaling 4,662,620 held by the ESOP at March 23, 2007 were allocated to the ESOP accounts of these individuals. ESOP participants who are former employees of the Company and who are 100% vested in their ESOP accounts may generally elect to withdraw from the ESOP the shares allocated to their accounts at any time. Shares totaling 1,109,403 held by the ESOP at March 23, 2007 were allocated to the ESOP accounts of these individuals. The remaining 321,422 shares held by the ESOP at March 23, 2007 were allocated to the ESOP accounts of participants who have not yet reached 100% vesting in their account balances. Disposition of these unvested shares is restricted under the ESOP.

(footnotes continued on following page)


The indicated shares not held by the ESOP include shares owned beneficially by spouses, parents, children and relatives who share the same home, trusts in which the named individual or a family member sharing the same home serves as a trustee and corporations of which the named individual is an executive officer or principal shareholder; the named individuals disclaim any beneficial interest in shares so included. The percentage of shares is calculated using 65,844,024 shares outstanding at March 23, 2007.

(2)

Barclays Global Investors and Fund Advisors, a group which includes a bank and a registered investment advisor, has sole voting power over 3,606,528 shares, and sole investment power over 3,813,437 shares. The information in the table and this footnote is based on a Schedule 13G filed with the SEC on January 23, 2007.

(3)	Includes 25,530 shares held by the ESOP, 37,244 shares held by two trusts of which Mr. Becker is the trustee and 4,008 shares issuable upon exercise of vested stock options.
(4)	Includes 10,345 shares issuable upon exercise of vested stock options.
(5)	Includes 4,008 shares issuable upon exercise of vested stock options.
(6)	Includes 140,942 shares held by two trusts of which Mr. Camosse is the trustee and 3,862 shares issuable upon exercise of vested stock options.
(7)	Includes 4,590 shares held by the ESOP and 5,246 shares issuable upon exercise of vested stock options.
(8)	Includes 13,200 shares held by a trust of which Mr. Grenon's wife is the trustee and 6,531 shares issuable upon exercise of vested stock options.
(9)

Includes 128,288 shares held by a trust of which Mr. Harris is the trustee, 74,206 shares held by a trust of which Mr. Harris' wife is the trustee and 4,008 shares issuable upon exercise of vested stock options.

(10)	Includes 250,000 shares held by a trust of which Mr. Kunkel's wife is the trustee and 4,148 shares issuable upon exercise of vested stock options.
(11)	Includes 4,008 shares issuable upon exercise of vested stock options.
(12)	Includes 4,361 shares issuable upon exercise of vested stock options.
(13)	Includes 6,265 shares issuable upon exercise of vested stock options.
(14)	Includes 9,493 shares held by the ESOP and 4,008 shares issuable upon exercise of vested stock options.
(15)	Includes 324,807 shares held by the ESOP, 80,010 shares held by two trusts of which Mr. Remillard, III is a co-trustee and 4,008 shares issuable upon exercise of vested stock options.
(16)	Includes 20,327 shares held by the ESOP, 29,300 shares held by a trust of which Mr. Remillard is a co-trustee and 5,413 shares issuable upon exercise of vested stock options.
(17)	Includes 4,501 shares issuable upon exercise of vested stock options.
(18)	Includes 12,424 shares held by two trusts of which Mr. Spillane's son is the trustee and 4,960 shares issuable upon exercise of vested stock options.
(19)	Includes 8,635 shares held by the ESOP and 3,142 shares issuable upon exercise of vested stock options.
(20)	Includes 9,683 shares held by the ESOP.
(21)	Includes 488,559 shares held by ESOP and 82,822 shares issuable upon exercise of vested stock options.


SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities, if any, of the Company. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

GOVERNANCE OF THE COMPANY

      The Board of Directors has adopted Corporate Governance Guidelines which give effect to the New York Stock Exchange (the NYSE) corporate governance listing standards and various other corporate governance matters. Also, the Company has a Code of Ethics that applies to directors, officers and employees of the Company. The Company's Corporate Governance Guidelines and Code of Ethics are available on the Company's website at http://www.commerceinsurance.com/content/about/governance.php. A copy of the Corporate Governance Guidelines and Code of Ethics will be provided to any stockholder of the Company upon request.

Proxies are solicited for the Annual Meeting to give all holders of Common Stock a chance to vote for the persons who are to be their representatives in the governance of the Company.

      The Company's directors are elected annually by the stockholders and hold office until the next annual meeting of stockholders and thereafter until their successors, if any, are elected and duly qualified.

Board of Directors and Board Committees

      The Company's Board currently has 16 directors and the following committees: Audit, Compensation, and Nominating and Corporate Governance. Membership in the committees and the function of each committee are described below. The Audit, Compensation, and Nominating and Corporate Governance committees operate under written charters adopted by the Board. All of these charters are available on the Company's website at http://www.commerceinsurance.com/content/about/governance.php. A copy of any of these charters will be provided to any stockholder of the Company upon request.

      During 2006, the Board held six meetings. Each director attended at least 75% of all board and applicable committee meetings held during 2006. Each director is expected to attend the Annual Meeting. All directors attended the 2006 Annual Meeting of Stockholders.

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The following table summarizes current Board committee membership and the number of committee meetings held during 2006:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Independent Directors(a):
Joseph A. Borski, Jr.	Chair	Chair	Member
Eric G. Butler
Henry J. Camosse
David R. Grenon	Member	Member(c)	Member
Robert W. Harris
John J. Kunkel			Member
Normand R. Marois		Member
Suryakant M. Patel	Member	Member(c)	Chair
Gurbachan Singh	Member(c)	Member	Member
John W. Spillane	Member(c)
Non-independent Directors(a):
Randall V. Becker(b)
Gerald Fels(b)
Raymond J. Lauring
Arthur J. Remillard, Jr.
Arthur J. Remillard, III(b)
Regan P. Remillard
Number of meetings in 2006	8	5	2

(a)

The Board has evaluated and determined independence in accordance with the Company's Corporate Governance Guidelines, the rules of the NYSE, and all other applicable laws, rules, and regulations. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director's immediate family) has, or in the past three years has had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company's directors are independent directors under the NYSE rules. Furthermore, all of the members of the Audit, Compensation and Nominating and Corporate Governance committees are independent, as independence for such committee members is defined in the Company's Corporate Governance Guidelines, the NYSE rules, and all other applicable laws, rules and regulations.

(b)	Director is also an officer of the Company.
(c)	Director added to committee in February 2007.

Executive Sessions of the Non-Management Directors

      Non-management directors of the Company meet in executive session in accordance with the Company's Corporate Governance Guidelines. David R. Grenon was elected by the non-management directors to preside over the executive sessions. There were four executive sessions in 2006.

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The Audit Committee

The Audit Committee's primary duties and responsibilities are to:

* monitor the integrity of the Company's financial statements, financial reporting process and systems of key internal controls;
* monitor the performance of the Company's independent registered public accounting firm ("independent auditor") and internal auditing department;
* review the independent auditor's qualifications and independence;
*

obtain a report from the General Counsel for the Company and the Compliance Officer, at least annually, regarding pending or threatened litigation against the Company and the Company's compliance program, respectively; and

* provide an avenue of communication among the independent auditors, management, the internal auditing functions and the Board of Directors.

      The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such independent auditor must report directly to the Audit Committee. The engagement of the independent auditor to perform any other permissible services must be approved in advance by the Audit Committee. Company requests for services to be provided by the independent auditor are presented to the Audit Committee. The Audit Committee reviews the requests, determines whether each requested service is a permissible service, as defined by the SEC, and votes to either approve or not approve the request. The Audit Committee approved in advance all other permissible services provided by any independent auditor for the Company during 2006.

The Board of Directors has determined that Joseph A. Borski, Jr. meets the requirements adopted by the SEC for qualification as an "audit committee financial expert."

The Compensation Committee

      The Compensation Committee reviews the salary recommendations and performance evaluations prepared by management for all officers and makes recommendations to the Board for the salaries of the five highest paid executive officers. This Committee also makes recommendations to the Board regarding incentive compensation programs for officers and directors, administers the Company's Incentive Compensation Plan and has the authority to grant awards under that plan.

The Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee reviews the qualifications of prospective directors and provides recommendations to the Board for the nomination of directors. In addition, the committee develops and recommends to the Board corporate governance principles applicable to the Company. This committee considers stockholder proposals for director nominees, which should be sent to the attention of the Secretary of the Company at the Company's principal office. Under its Charter, the Committee reviews and approves or disapproves any waiver and interpretation of the Company's Code of Ethics and conflicts of interests under the Company's Conflict of Interest Policy, including so-called related person transactions. See Procedure for Approval of Related Person Transactions elsewhere in this report.

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      Director Nominating Process. The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and stockholders. In addition, as set forth in its charter, the Nominating and Corporate Governance Committee may retain outside search firms to identify prospective Board nominees.

      The Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. The Company recommends that stockholders who wish to recommend to the Nominating and Corporate Governance Committee candidates for election to the Board of Directors comply with the following procedures. The recommendation should be in writing. The recommendation should be sent to the Secretary of the Company at 211 Main Street, Webster, MA 01570, who will forward all recommendations to the Nominating and Corporate Governance Committee. The recommendation should be received by the Company not less than 120 calendar days before that date which is one year after the mailing date of the Company's proxy statement for its immediately preceding annual meeting. Accordingly, a recommendation for a director nominee to be considered at the Company's 2008 annual meeting should be received by December 15, 2007. The recommendation should set forth (i) the name and address as they appear on the Company's books of the stockholder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation should be accompanied by the candidate's written consent to being named in the Company's proxy statement as a nominee for election to the Board of Directors and to serving as a director, if elected.

The Nominating and Corporate Governance Committee evaluates all prospective nominees against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

*	integrity;
*	judgment;
*	commitment to the Company and its stockholders;
*	understanding of the business, the industry, and the role of a director on a public company board;
*	willingness and ability to participate and contribute in meetings and in preparation for meetings;
*	experience relevant to the business of the Company;
*	enhancing the diversity of the Board;
*	independence within the meaning of the Company's Corporate Governance Guidelines; and
*	a reputation befitting a director of a large publicly held company.

      The Board and the committee need not quantify or assign relative weights to the criteria considered in selecting or evaluating any nominee to stand for election as a director of the Company, or to be appointed to fill a vacancy on the Board.

Compensation Committee Interlock and Insider Participation in Compensation Decisions

      No member of the Company's Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more


executive officers serving as a member of the Company's Board of Directors or Compensation Committee during 2006.

Stockholder or Other Interested Party Communications

      Security holders have the ability to contact the Company's Board of Directors as a group by a letter or other written statement, which is clearly addressed to the Company's Board of Directors, stating the type and amount of the Company's securities held by the security holder and sent to any of the addressees listed below. Employees or other interested parties may contact the non-management directors as a group, by a letter or other written statement addressed specifically to the Company's non-management directors and sent to any of the following:

Gerald Fels	Joseph A. Borski, Jr.	James A. Ermilio
Chairman of the Board	Chairman of the Audit Committee	Executive Vice President,
The Commerce Group, Inc.	The Commerce Group, Inc.	General Counsel and Secretary
211 Main Street	P.O. Box 643	The Commerce Group, Inc.
Webster, MA 01570	Webster, MA 01570	211 Main Street
Webster, MA 01570

      All communications so received will be forwarded promptly by the recipient to the addressees. These communication instructions are posted on the Company's website at http://www.commerceinsurance.com/content/about/governance.php.

Director Compensation

The following table details total compensation to non-employee Directors for 2006.

Name	Cash Fees Earned	Non-Equity Incentive Plan Compensation(1)	Change in Pension Value	All Other Compensation		Total

Joseph A. Borski, Jr.	$134,375	$135,188	$147,925	$ 21,000	(2)	$438,488
Eric G. Butler	60,200	60,625	68,091	-		188,916
Henry J. Camosse	58,000	63,613	72,653	-		194,266
David R. Grenon	98,100	101,887	115,762	-		315,749
Robert W. Harris	60,200	63,613	77,842	-		201,655
John J. Kunkel	62,300	64,615	78,701	-		205,616
Raymond J. Lauring	60,200	63,613	75,864	-		199,677
Normand R. Marois	65,500	65,599	85,593	-		216,692
Suryakant M. Patel	94,100	102,889	117,972	-		314,961
Regan P. Remillard	81,300	97,103	29,285	-		207,688
Gurbachan Singh	67,600	64,615	64,335	-		196,550
John W. Spillane	60,200	63,613	78,166	100,000	(3)	301,979

(1)

Represents Book Value Award (BVA) payment amounts that were granted in 2004 and matured December 31, 2006. The BVAs entitled the recipient to receive a cash payment for each BVA unit based upon the increase in the Company's book value over the three year period beginning January 1, 2004 and ending December 31, 2006. These amounts were paid in February 2007. A minimum

(footnotes continued on following page)


return of 6% per annum compounded annually was required before the BVA unit began accruing value. The book value of the Company's common stock, as defined in this calculation, excludes unrealized gains and losses on bonds and preferred stocks and is adjusted for the impact of capital stock transactions and cash dividends paid.

(2)	Represents compensation as a member of the ESOP committee.
(3)	Represents compensation paid to Spillane and Spillane LLC for consulting work performed by Mr. Spillane.

Directors of the Company and the Company's subsidiaries receive the following compensation for their applicable service as directors:

	Meeting Attendance		Annual Member Stipend		Annual Chair Stipend

The Commerce Group, Inc.:
Board of Directors	$2,200		$47,200		$ -
Audit Committee	2,625		7,350		36,750
Compensation Committee	1,100		-		3,675
Nominating and Corporate Governance Committee	1,100		-		-
Other committees	1,100	(a)	-		-

Commerce Holdings, Inc.:
Board of Directors	800	(a)	47,200	(b)	-
Audit Committee	2,625		7,350		-

The Commerce Insurance Company:
Board of Directors	700	(a)	-		-

Citation Insurance Company:
Board of Directors	700	(a)	-		-

ACIC Holding Co., Inc.:
Board of Directors	2,100		-		-

American Commerce Insurance Company:
Board of Directors	2,600		-		-
Executive Committee	1,000		-		-

(a)	Compensation is for non-employee directors only.
(b)	Compensation is paid only to directors who are not directors of The Commerce Group, Inc.

      Each director of the Company also receives an annual Incentive Award, or IA, which entitles the recipient to receive a cash payment for each IA based upon cumulative net earnings per basic share of common stock over the three year period beginning January 1, 2006 and ending December 31, 2008, in excess of the specified minimum target of $3.70, adjusted for the June 2006 two-for-one stock split. The $3.70 minimum target is calculated by requiring a 6% return on the December 31, 2005 book value per share ($19.39), compounded annually for the three-year period ended December 31, 2008. For the purpose of this calculation, the incentive award value is to be adjusted for any stock dividend, stock split or recapitalization. Provided that the director has satisfied the continuous service requirement, as discussed below, the Company shall pay to the director an amount per incentive award as calculated in


accordance with the table provided in the IA agreement. In 2006, each director received a number of IAs approximately equal to 7.7% of the compensation paid to him as a director of the Company during 2005, excluding incentive compensation. It is a condition to the receipt of any payment that may be due under a 2006 IA to a director that the recipient is a director of the Company continuously through March 1, 2009, unless his term shall have been terminated because of death or for any reason approved by the Board of Directors of the Company. Payments under the IAs are accelerated in the event of the sale of the Company. See "Executive Compensation and Other Transactions" and "Compensation Discussion and Analysis" for a description of IAs granted to the Company's executive officers.

      In 2000, the Company's directors approved a Directors' Retirement Compensation Plan (the Retirement Plan). The Retirement Plan becomes effective for each Company director (including directors who are employees of the Company) upon terminating service from the Company's Board of Directors provided that such termination was not made under conditions adverse to the Company's interest. Effective with the annual meeting at which the director is not re-elected to the Board of Directors, and provided benefits are not paid until such time as the director has attained the age of 65, the Company will pay an annual retirement benefit equal to 50% of the average annual director compensation for the highest three full years ("three year average compensation"). The annual retirement benefit of 50% of the three year average compensation vests at the rate of 4.0% for each year of Board of Directors service up to a maximum of 100% vesting through termination of service. Payments continue for a maximum of ten years over the remaining life of the former director, or his or her then spouse, if the director pre-deceases the spouse. No payments are to be made after the death of both the director and spouse. Expenses related to the Retirement Plan in 2006 amounted to approximately $1,279,000 and a total of approximately $78,000 was paid under the Retirement Plan for four former directors.

      In 2007, in addition to the IAs, the directors were awarded stock options under the Incentive Compensation Plan. These options were issued with an exercise price of $30.36, the grant date's market value, and vest immediately.


REPORT OF THE AUDIT COMMITTEE

2006

      In accordance with the rules established by the SEC, this report has been prepared by the Audit Committee for inclusion in the Company's Proxy Statement. The Committee meets with the Company's internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, and to review the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee satisfies the definition of an "independent director" as established by the New York Stock Exchange.

As part of its ongoing activities, the Audit Committee has:

*	reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006;

*	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

*

received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The Audit Committee:

Joseph A. Borski, Jr., Chairman
David R. Grenon
Suryakant M. Patel
Gurbachan Singh
John W. Spillane


ELECTION OF DIRECTORS

      The Company's directors are elected annually by the stockholders and hold office until the next annual meeting of stockholders and thereafter until their successors, if any, are elected and duly qualified. Unless contrary instructions are indicated on the proxy, or the proxy is revoked, all shares represented by each proxy received will be voted to elect the persons named in the following table, all of whom are now members of the Board of Directors. In the event, however, that any of the nominees for membership on the Board of Directors becomes unable to serve or for good cause will not serve (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute or to reduce the number of directors to be determined and elected. The Board of Directors of the Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

Name	Position with the Company	Age	Director since (1)

Gerald Fels	President, Chief Executive Officer,	64	1976
	Chairman of the Board, Director

Arthur J. Remillard, III	Executive Vice President-Policyholder	51	1983
	Benefits, Director

Randall V. Becker	Chief Financial Officer, Senior Vice	46	2003
	President, Director

Joseph A. Borski, Jr.	Director	73	1972

Eric G. Butler	Director	79	1988

David R. Grenon	Director	67	1972

Robert W. Harris	Director	75	1975

John J. Kunkel	Director	95	1972

Raymond J. Lauring	Director	81	1972

Normand R. Marois	Director	71	1972

Suryakant M. Patel	Director	66	1983

Arthur J. Remillard, Jr.	Director	76	1972

Regan P. Remillard	Director	43	1993

Gurbachan Singh	Director	68	1991

John W. Spillane	Director	74	1972

(1)	Prior to the Company's incorporation in 1976, the named person with a date prior to 1976 was a director of The Commerce Insurance Company (Commerce Insurance) which commenced business in 1972.


      Gerald Fels, a Certified Public Accountant, was appointed President, Chief Executive Officer and Chairman of the Board of Commerce Group in July 2006 and President and Chief Operating Officer of Commerce Insurance in November 2001. From 1989 to July 2006, Mr. Fels was Executive Vice President and from 1981 to 1989, he was Senior Vice President of Commerce Group. Mr. Fels was the Treasurer of Commerce Group from 1976 to 1994 and of Commerce Insurance from 1975 to 1994. Mr. Fels was Chief Financial Officer of Commerce Group since 1976 and of Commerce Insurance since 1975 until February 2006. Mr. Fels became the Chief Executive Officer and President of American Commerce and Commerce West effective November 2003. Additionally, Mr. Fels is a director of American Nuclear Insurers.

      Arthur J. Remillard, III was appointed Executive Vice President of Policyholder Benefits in August 2006. Previously, Mr. Remillard, III had been appointed Senior Vice President of Policyholder Benefits in 1988 and had been Assistant Clerk of the Company since 1982. From 1981 to 1988, Mr. Remillard, III was Vice President-Mortgage Operations. In addition, Mr. Remillard, III was elected Vice Chairman of the Board of Governors of the Insurance Fraud Bureau of the AIB in 2002 and he has served on that Board since 1991. Additionally, he has served on the CAR Claims Advisory Committee since 1990.

      Randall V. Becker, a Certified Public Accountant, was appointed Chief Financial Officer and Senior Vice President of Commerce Group in February 2006 and was Treasurer and Chief Accounting Officer of Commerce Group from 1994 to 2006. From 1990 to 1994, Mr. Becker was Assistant Treasurer and Comptroller of Commerce Group. From 1986 to 1990, Mr. Becker was the Director of Internal Audit for Commerce Group.

      Joseph A. Borski, Jr. has been a self-employed Certified Public Accountant in the public practice of tax planning and preparation and accounting services for 45 years. Mr. Borski, Jr. is the Chairman of the Company's Audit Committee and Compensation Committee. Mr. Borski, Jr. has served on the Board of Directors of the Company since its inception.

Eric G. Butler was Vice President-Claims and the General Claims Manager of Commerce and Citation from 1981 until his retirement in 1993.

      David R. Grenon is the retired founding President and CEO of the Protector Group Insurance Agency, Inc. Mr. Grenon was actively engaged in the property, casualty and life insurance business from 1961 to 2001. Mr. Grenon is also President of E-C Realty Corporation and E-C Realty LLC. Mr. Grenon is Past-Chairman of Massachusetts Biomedical Initiatives and a member of the Board of the Massachusetts Turnpike Authority Employees' Retirement System.

Robert W. Harris is retired. Prior to retirement, Mr. Harris was the Treasurer of H.C. Bartlett Insurance Agency, Inc. from 1958 until 1987.

John J. Kunkel was President and Treasurer of Kunkel Buick & GMC Truck and Treasurer of Kunkel Bus Company. He is also a licensed real estate broker and licensed auto damage appraiser.

Raymond J. Lauring has been retired since 1983. Prior to retirement, Mr. Lauring was the President of Lauring Construction Company.

Normand R. Marois is retired. Prior to retirement, Mr. Marois was Chairman of the Board of Marois Bros., Inc., a contracting firm.


Suryakant M. Patel is retired. Prior to retirement, Dr. Patel was a physician specializing in internal medicine since 1966.

      Arthur J. Remillard, Jr. had been the President, Chief Executive Officer and Chairman of the Board of the Company from 1976 until his retirement in July 2006. Prior to his retirement, Mr. Remillard, Jr. was Chief Executive Officer and Chairman of the Board of Commerce Insurance from 1972 to July 2006 and President of Commerce Insurance from 1972 to 2001. Mr. Remillard, Jr. had been a member of the Governing Committee, Actuarial Committee, Governing Committee Review Panel, Budget Committee and Personnel Committee of the Commonwealth Automobile Reinsurers (CAR). Mr. Remillard, Jr. had been a member of the Governing Committee, Budget Committee, Executive Committee, Nominating Committee and Personnel Committee of the Automobile Insurers Bureau of Massachusetts (AIB).

      Regan P. Remillard, until his retirement from the Company in May 2004, was Senior Vice President of the Company since 1995; President since 2001 and Vice Chairman of the Board and Chief Executive Officer of ACIC since 1999; President of AHC since 1998; and President of Commerce West since 1996. Mr. Remillard is a member of the Massachusetts Bar.

Gurbachan Singh is retired. Prior to retirement, Dr. Singh was a physician engaged in the practice of general surgery for more than 25 years.

      John W. Spillane is the Senior Partner of Spillane & Spillane LLP and has been a practicing attorney since 1957. Mr. Spillane had been counsel to and Clerk of the Company since its incorporation until August 2006.

The only family relationships among any of the executive officers or directors of the Company are that Arthur J. Remillard, III and Regan P. Remillard are the sons of Arthur J. Remillard, Jr.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2007

      The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007. The Board of Directors has directed that such appointment be submitted to the Company's stockholders for ratification at the Annual Meeting.

      Stockholder ratification of appointment of PwC as the Company's independent registered public accounting firm is not required. The Board of Directors, however, is submitting the appointment to the stockholders for ratification in order to provide an opportunity for the stockholders to indicate whether or not the appointment of PwC is satisfactory to them. If the stockholders do not ratify PwC's appointment, the Audit Committee will reconsider whether or not to retain PwC or another firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different auditing firm at any time during the 2007 fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

      Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. In 2006, the Company paid PwC $750,000 for audit and audit related services and $107,000 for non-audit services that were pre-approved by the Audit Committee.


EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Compensation Discussion and Analysis

Introduction

      The Commerce Group, Inc.'s Compensation Committee (the "Committee") is responsible for administering our executive officer compensation program. The Committee, which is composed entirely of independent directors, evaluates and recommends compensation plans, policies and programs applicable to executive officers for ratification by the Board, provides input on the annual performance evaluation of the Chief Executive Officer and recommends to the Board for ratification annual compensation for the executive officers. The Committee also administers our 2002 Incentive Compensation Plan subject to the review and approval of the Board of Directors and in that capacity determines eligibility requirements for our employees and non-employee directors and those of our subsidiaries, determines the number of shares covered thereby, and establishes the terms, conditions, and other provisions of the incentive compensation awards.

      The Committee operates under a charter adopted by the Board of Directors. The Committee annually reviews the adequacy of its charter and recommends changes to the Board for approval. The Committee meets at scheduled times during the year and additionally as needed. The Committee makes regular reports to the Board summarizing the matters reviewed and actions taken at its meetings.

Compensation Philosophy

      Our executive compensation programs seek to balance the interests of shareholders and the executive officers while supporting the need to attract and retain competent executive management. As a result, the Committee developed an executive compensation program that is intended to attain the following objectives:

* Long term incentive program to align the interests of the executive officers and shareholders;
* Enhance the retention of competent executives;
* Attract additional competent executives when needed.

      The Committee believes that a significant portion of executive compensation should be tied to corporate performance, should vary with our performance in achieving our financial objectives, and should be structured so as to be closely aligned with the interests of the shareholders. The Committee also believes that the compensation package of each executive officer should include an at-risk, performance-based component and that this component should increase as an officer's authority and responsibility increase. The Committee's philosophy is reflected in our compensation objectives for our executive officers; to create a merit-based pay to support a performance incentive-driven system that is linked to our financial results, which drives shareholder value, to establish a compensation system that enables us to attract and retain talented executives who are motivated to act in a manner that advances the interests of the shareholders, and to provide a total compensation package that is fair in relation to the compensation practices and performance of comparable companies in our industry.

      The Committee believes that it is important to maintain a competitive compensation program. Accordingly, in 2006, the Committee hired a third party consultant to perform an overall compensation analysis that examines information from a peer group of property and casualty insurers relative to performance and compensation review. The peer group consisted of ten publicly owned property and


casualty insurance companies whose 2005 direct written premiums ranged from a low of $623 million to a high of $3.2 billion and had a median of $1.8 billion. The Committee is analyzing the results of the survey and will consider them in setting the 2007 compensation program.

      To date, the Committee has not adopted formal guidelines for allocating total compensation between equity compensation and cash compensation and between long term and short term compensation, but expects that with the change to including restricted stock units as a component of executive compensation in 2007 (as discussed below) there will be an increased focus on equity compensation in order to maintain a strong link between executive incentives and the creation of shareholder value.

      We do not believe that the accounting and tax treatment of particular forms of compensation materially affect compensation decisions. However, we will evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to our compensation policies where appropriate.

Components of Compensation

      The primary elements of total compensation paid by the Company to its executive officers, including the Named Executive Officers identified in the Summary Compensation Table which appears below, include the following:

*	Base salary;
*	Performance based cash compensation;
*	Employee Stock Ownership Plan;
*	Benefits under our health and welfare benefits plans.

As further discussed below, beginning in 2007, an additional component of the executive compensation package will be restricted stock units.

Base Salary

      The base salaries of the Executive Officers are reviewed by the Committee annually during the second quarter of each year, as well as at the time when any promotion or significant change in job responsibilities occurs. The base salary for each officer, other than the chief executive officer, is recommended by company management and reviewed and approved by the Committee. The Committee sets and approves the base salary for the chief executive officer. Increases in these base salaries are intended to reflect increases in cost of living, job performance during the preceding year, additional responsibilities added, special circumstances which warrant additional compensation and are compared to similar positions in the industry, all considered in the context of the officers' total compensation.

      Mr. Fels's base salary is subjectively determined by the Committee. Specifically, the Committee considered our financial performance, shareholder return, peer group financial performance and compensation survey data. In addition, the Committee considered Mr. Fels's leadership, his new responsibilities, achievement of strategic goals and strategies, and contribution to our success and his years of service. The Committee did not assign weights or rankings to any single performance factor but instead made subjective determinations based on a consideration of all factors in our business performance.


Mr. Fels's annual performance evaluation is conducted by the Compensation Committee. The Committee requests input from the Board of Directors for incorporation during the performance evaluation.

      For 2006, the Named Executive Officers, other than Mr. Fels, received salaries that were intended to maintain their compensation at a competitive level, reward them for our performance in general, and acknowledge specific goals accomplished by executive officers and the departments/divisions they are responsible for. This includes an evaluation of the overall contribution to our success by the particular Named Executive Officer. The evaluation also incorporates a review of how well the Named Executive Officers execute their responsibilities, as well as the resolution and completion of various unplanned, non-recurring and special business issues and situations.

Performance Based Cash Compensation

      Each year, the Committee makes awards of performance based compensation under the 2002 Incentive Compensation Plan. These awards are intended to award performance over a long term perspective and therefore track financial performance over a three year period.

      In 2004, the Committee awarded Book Value Awards (BVAs) to executive officers, which entitled the recipient to receive a cash payment based upon the increase in the book value of a share of common stock in excess of a specified minimum target. The BVA measured the increase in the book value over the three years ended December 31, 2006 and required a minimum increase of 6% per annum compounded annually before any benefit accrues to the officers. For purposes of this calculation, the book value is increased by cash dividends and the fair market value of distributions made by the Company. It is a condition of receipt that the executive officer maintains continuous employment with the Company through the date of payment, unless retirement eligibility or change of control conditions are met.

      In 2005 and 2006, the Committee awarded Incentive Awards (IAs) to the executive officers in lieu of BVAs. The IAs provide the recipient with a cash payment based upon cumulative net earnings per basic share for the three year period, which includes the year of grant and the subsequent two years over a minimum threshold. The minimum threshold is calculated by requiring a 6% return on the beginning book value of common stock, compounded annually. For purpose of this award, the IA is to be adjusted for any stock split, stock dividend or recapitalization. It is a condition of receipt that the executive officer maintains continuous employment with the Company through the date of payment, unless retirement eligibility or change of control conditions are met.

      BVA and IA grants were determined by dividing the base salary of each executive officer by the Company's book value at the beginning of the year. The number of units awarded was then weighted by a factor ranging from two to ten, based upon the officer's relative level of responsibility and potential to affect the Company's overall performance under a formula approved by the Committee.

Employee Stock Ownership Plan

      We maintain an Employee Stock Ownership Plan (ESOP) with a 401(k) component. Each year, the Board of Directors reviews the prior year's financial performance in determining whether this discretionary payment is appropriate. The ESOP grants are made to all eligible employees of the Company, up to applicable limits. The shares held by the ESOP are retained in the employee's account and are subject to a vesting schedule.


Health and Welfare Employee Benefits Plans

      We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including the Named Executive Officers. We believe that our employee benefits programs should be comparable to those maintained by other companies in our industry so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. Our employee benefits plans are provided on a non-discriminatory basis to all employees.

Other Compensation

      Annually, executive officers have received a cash bonus related to their participation in our ESOP. This bonus is similar to those provided to all eligible employees of the Company and is not considered a significant component of the executive compensation package. The executive officers also receive compensation when they serve as directors of the Company and/or its subsidiaries.

Change of Control

      The performance based cash compensation agreements contain provisions that provide for payments to executive officers who terminate employment with the Company with "good reason" after a "change of control", as those terms are defined in the agreements. The executive officers have no agreement with the Company regarding any other payments to them after a change of control.

Changes for 2007

      In order to more closely align the financial interest of the executive officers with those of the stockholders, the Committee redesigned the executive compensation package for 2007. The Committee placed less emphasis on IAs and supplemented the reduced IAs with a restricted stock unit grant. The IAs provide for reduced payment as the award only begins to accrue value after a 9% per annum return, compounded annually. In addition, the awards cease to accrue value after a 12% per annum return, compounded annually. The prior IAs began accruing value at 6% per annum and stopped at 21% per annum. The restricted stock unit grant provides for a five year cliff vesting, or earlier if there is a change of control. Named executive officers will only receive shares upon termination of employ with the Company. Other executive officers will receive their shares upon vesting. The executive officer will receive dividend equivalent payments annually, equal to the dividends paid by the Company on its common stock. Holders of restricted stock units will have no voting rights or any other rights of stockholders until receipt of shares from the Company.


      The following table contains a summary of compensation for the fiscal year ended December 31, 2006 of the Principal Executive Officers, the Principal Financial Officer and the three other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2006.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation (2)		Change in Pension Value (3)	All Other Compensation (4)	Total

Arthur J. Remillard, Jr.	2006	$882,832	$10,500	$12,136,762	(5)	$ 77,526	$ 89,852	$13,197,472
President, Chief Executive
Officer and Chairman
of the Board through
July 28, 2006

Gerald Fels	2006	738,411	10,500	4,161,732		118,722	102,572	5,131,937
President, Chief Executive
Officer and Chairman of
the Board after
July 28, 2006

Randall V. Becker	2006	302,773	10,500	1,357,530		1,955	81,830	1,754,588
Chief Financial Officer
and Senior Vice President

James A. Ermilio	2006	403,366	10,500	2,691,933		-	68,620	3,174,419
Executive Vice President,
General Counsel and
Secretary

Arthur J. Remillard, III	2006	334,013	10,500	1,809,573		49,339	82,166	2,285,591
Executive Vice President-
Policyholder Benefits

John W. Hawie	2006	259,560	10,500	1,196,417		-	21,420	1,487,897
Senior Vice President and
Chief Investment Officer
of our insurance
subsidiaries

(1)	See Compensation Discussion and Analysis for a description of the components of the Named Executive Officers compensation package.
(2)

With the exception of Mr. Remillard, Jr., the amounts represent Book Value Award (BVA) amounts that were granted in 2004, matured December 31, 2006 and paid in February 2007. The BVAs entitle the recipient to receive a cash payment for each BVA unit based upon the increase in the Company's book value over the three year period beginning January 1, 2004 and ending December 31, 2006. A minimum return of 6% per annum compounded annually is required before the BVA unit began accruing value. The book value of the Company's common stock excludes unrealized gains and losses on bonds and preferred stocks and is adjusted for the impact of capital stock transactions and cash dividends paid. Also, except for Mr. Hawie, includes 2006 director BVA amounts.

(footnotes continued on following page)


(3)	Represents increase in value of director's retirement plan. See Pension Benefits table which follows.
(4)

Includes the annual ESOP contribution by the Company, which equaled $21,000 for each Named Executive Officer. This amount also includes Director's fees of $60,200 each to Mr. Remillard, Jr., Mr. Remillard, III and Mr. Becker, $78,800 to Mr. Fels and $47,200 to Mr. Ermilio. The remainder of this amount represents the cost of excess group life insurance.

(5)

With his retirement in July 2006, Mr. Remillard, Jr. became fully vested in the Incentive Awards granted to him in 2005 and 2006, which mature and will be paid in 2008 and 2009, respectively. The Company estimated and fully recognized the value of these awards upon his retirement. This amount includes $5,272,203 for the 2006 award maturity, $4,276,750 for 2007 maturity and $2,524,196 for 2008 maturity. Also included is $63,613 in 2006 maturity director BVAs.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)(1)

Name	Grant Date	Threshold	Target	Maximum

Arthur J. Remillard, Jr.	February 17, 2006	$40,977	$2,151,303	$ 9,508,759

Gerald Fels	February 17, 2006	44,066	2,313,486	10,225,608

Randall V. Becker	February 17, 2006	8,408	441,420	1,951,076

James A. Ermilio	February 17, 2006	15,593	818,622	3,618,309

Arthur J. Remillard, III	February 17, 2006	12,961	680,442	3,007,554

John W. Hawie	February 17, 2006	8,188	429,860	1,899,979

(1)

Threshold and maximum represent minimum and maximum amounts payable under the plan. In order for the incentive plan awards to have value, the Company must exceed a 6% per annum return, compounded annually, on beginning book value. Target represents 2006 actual results ($3.57 basic EPS) combined with management estimate for 2007 ($2.97 basic EPS) which is repeated for 2008. Maximum payment requires a 21% per annum return, compounded annually, and a 50% increase in annual direct written premiums. See the Compensation Discussion and Analysis for further discussion.

PENSION BENEFITS

Name	Plan Name	No. of Years Credited Service	Present Value of Accumulated Benefit	Payments during the Last Fiscal Year

Arthur J. Remillard, Jr.	Directors	35	$299,636	-

Gerald Fels	Directors	31	430,219	-

Randall V. Becker	Directors	4	12,928	-

James A. Ermilio (1)	-	-	-	-

Arthur J. Remillard, III	Directors	24	152,544	-

John W. Hawie (1)	-	-	-	-

(1)	The Named Executive Officer is not included in the Directors Retirement Plan as he is not a CGI director.

See description of plan in the Directors' Compensation section of this report.


POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

      Commerce's non-equity incentive award programs have provisions which provide for payments upon termination of service due to retirement, early retirement and change of control. As of December 31, 2006, no Named Executive Officer (NEO) was eligible for retirement and only Mr. Fels was eligible for early retirement. Commerce has no other agreements in place, either written or unwritten, which provide for payments upon termination of employment with the Company. Mr. Remillard, Jr.'s 2006 compensation amounts in the Summary Compensation Table above reflect his July 2006 retirement as noted. The table below reflects additional hypothetical payments which would have been due Mr. Remillard, Jr. upon a December 31, 2006 change of control.

      Upon normal retirement, a NEO becomes fully vested in his IAs and receives payment shortly after each award matures. Upon early retirement, a NEO becomes vested in a pro-rated portion of the IAs and receives payment after six months of separation from the Company. Upon a change of control, the NEO receives a pro rated portion of the IAs similar to the early retirement plus credit for the excess of market value of common stock over book value at the time of the change in control. These payments are made 30 days after change of control for 2005 grant and at award maturity for the 2006 grant.

The following table reflects potential payments due the Named Executive Officers upon a hypothetical December 31, 2006 event.

Name	Retirement (1)	Early Retirement (1)	Change of Control

Arthur J. Remillard, Jr.	-	-	$1,105,911
Gerald Fels	-	$2,238,000	5,836,272
Randall V. Becker	-	-	1,458,828
James A. Ermilio	-	-	2,314,638
Arthur J. Remillard, III	-	-	2,206,710
John W. Hawie	-	-	1,579,879

(1)	Retirement eligibility requires the NEO to be 65 years old and early retirement eligibility requires the NEO to be 55.

COMPENSATION COMMITTEE REPORT

2006

      The Compensation Committee of the Board of Directors has reviewed and discussed with the Company's management the Compensation Discussion and Analysis set forth above. Based upon the review and discussions noted above, the Committee recommended that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for 2007, and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

The Compensation Committee:

Joseph A. Borski, Jr., Chairman David R. Grenon Normand R. Marois Suryakant M. Patel Gurbachan Singh


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Until his retirement, Arthur J. Remillard, Jr., the Company's former President, Chief Executive Officer and Chairman of the Board, spent considerable time in Boston, Massachusetts in furtherance of the Company's business interests and, because of this, the Company provided office and part-time living accommodations to him at a condominium owned by the Company in Boston and the use, for business purposes, of an automobile owned by the Company. Subsequent to Mr. Remillard, Jr.'s retirement, James A. Ermilio, Executive Vice President, utilized the condominium for the same purposes. Expenses related to the condominium were approximately $142,000 in 2006, $137,000 in 2005 and $134,000 in 2004. Most of the expense for each of the years was for depreciation, condominium fees and real estate taxes. The Company believes the non-business connected economic benefit (if any) to Mr. Remillard, Jr. and Mr. Ermilio to be de minimis.

      The immediate family of Raymond J. Lauring, a director of the Company, owns more than a 10% equity interest in Lauring Construction Company. Mr. Lauring has no ownership interest in the construction company. Payments to Lauring Construction Company were $1,549,000 in 2006, $222,000 in 2005, and $285,000 in 2004. The increase in 2006 payments resulted primarily from construction projects for generators at our Webster facilities. For those projects, we paid Lauring Construction for work performed by them and by subcontractors. Lauring Construction in turn paid the subcontractors directly.

      In February 2007, the Company purchased a condominium in Webster, MA, wholly-owned by Mr. Remillard, Jr., at a price of $307,000. The purchase price was determined by averaging the appraised value of the property as determined by two independent, certified real estate appraisers. The transaction was pre-approved in accordance with the Company's procedures for approving related party transactions as outlined below.

Procedures for Approval of Related Party Transactions

      Item 404(a) of SEC Regulation S-K requires disclosure in the Company's proxy statement and other filings of information regarding transactions in which the Company or its subsidiaries is a participant if (i) the amount involved exceeds $120,000 and (ii) any Company related person had or will have a direct or indirect material interest ("Reportable Transactions"). Item 404(b) requires disclosure of the Company's policies and procedures for review, approval or ratification of Reportable Transactions.

      The Company follows the procedures described below in the review, approval or ratification of Reportable Transactions. Under the Company's Code of Ethics and Conflict of Interest Policy, officers, directors and employees of the Company or any of its subsidiaries proposing to engage in any conduct or activity that may result in a conflict of interest or a potential for conflict of interest, including a Reportable Transaction, must, prior to engaging in any Reportable Transaction, report to the Chair of the Company's Corporate Compliance Committee the existence of, or potential development of, a conflict of interest. Such officers, directors and employees must also disclose to the Chair of the Corporate Compliance Committee the facts and circumstances surrounding the proposed Reportable Transaction. Under the Code of Ethics and the Conflicts of Interest Policy, the Chair of the Corporate Compliance Committee and the General Counsel of the Company jointly review a Reportable Transaction to determine if the transaction poses a reasonable potential for adverse impact on the Company or any of its subsidiaries. Reportable Transactions that are deemed to have a potential adverse impact on the Company or its subsidiaries must be reported to the Audit Committee. It has been the Company's practice to require that notice of all Reportable Transactions be given to the Audit Committee, regardless

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of whether the transactions pose a reasonable potential for adverse impact on the Company or its subsidiaries. The Nominating and Corporate Governance Committee reviews and approves or disapproves Reportable Transactions, which have been disclosed to the Chair of the Corporate Compliance Committee, consistent with the provisions of the Committee's Charter. Under the Charter, the Committee reviews and approves or disapproves of waivers and interpretations of the Code of Ethics and conflicts of interests, including Reportable Transactions. If the Nominating and Corporate Governance Committee approves a Reportable Transaction, the transaction must be ratified by a majority of the Company's independent directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services performed by the Company's independent registered public accounting firm, PwC, for the fiscal years ended December 31, 2006 and 2005 follow:

	2006	2005

Audit fees	$725,000	$704,500
Audit related fees	25,000	24,500
Tax fees	-	-
All other fees	107,000	-

Total	$857,000	$729,000

      Audit related fees represent charges for the audit of the Company's Employee Stock Ownership Plan. All other fees represent due diligence work performed by PwC and was pre-approved by the Audit Committee. The Audit Committee considered the amount of fees charged by PwC that were not specifically related to the audit of the Company's consolidated financial statements and management's assessment of internal controls over financial reporting, and determined that amount is compatible with maintaining their independence. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER BUSINESS

      The Board knows of no other matters to be presented at the Annual Meeting. The persons named in the form of proxy will vote according to their best judgment if any matter not included in this Proxy Statement does properly come before the Annual Meeting. Proxies solicited by the Board for the Annual Meeting will confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company did not receive notice by March 1, 2007.

STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented at the 2008 Annual Meeting must be received at the Company's principal executive office by December 15, 2007 for consideration of inclusion in the Proxy Statement and form of proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission. A stockholder proposal submitted after February 28, 2008 will be considered untimely.

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HOUSEHOLDING OF ANNUAL MEETING MATERIALS

      Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: The Commerce Group, Inc., Attn: Randall V. Becker, 211 Main Street, Webster, MA 01570, telephone: (508) 943-9000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

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PROXY

THE COMMERCE GROUP, INC. 16 Sutton Road WEBSTER, MASSACHUSETTS 01570

This Proxy is Solicited on Behalf of the Board of Directors

      The aforementioned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and James A. Ermilio (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of Stockholders of The Commerce Group, Inc. to be held at 9:00 a.m. on Friday, May 18, 2007 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

      THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR: (1) FIXING AT 15 THE NUMBER OF DIRECTORS OF THE COMPANY AND, FOR ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD; AND (2) FOR RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT 15, "FOR" ALL DIRECTOR NOMINEES, AND "FOR" RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

1.	FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT 15 AND ELECTION OF DIRECTORS

Nominees: (01) Randall V. Becker, (02) Joseph A. Borski, Jr., (03) Eric G. Butler, (04) Gerald Fels, (05) David R. Grenon, (06) Robert W. Harris, (07) John J. Kunkel, (08) Raymond J. Lauring, (09) Normand R. Marois, (10) Suryakant M. Patel, (11) Arthur J. Remillard, Jr., (12) Arthur J. Remillard, III, (13) Regan P. Remillard, (14) Gurbachan Singh and (15) John W. Spillane.

FOR FIXING THE NUMBER OF DIRECTORS [ ] AT 15 AND FOR ALL NOMINEES	[ ]	WITHHELD FROM FIXING THE NUMBER OF DIRECTORS AT 15 AND WITHHELD FROM ALL NOMINEES

[ ]
FOR FIXING THE NUMBER OF DIRECTORS AT 15 AND FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]

		MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING	[ ]

Please sign exactly as your name(s) appear(s) on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature: ______________ Date: _________ Signature: _______________ Date: _________

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